UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON,  DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) March 11, 2016

CRIMSON WINE GROUP, LTD.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-54866	13-3607383
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2700 Napa Valley Corporate Drive, Suite B, Napa, California		94558
(Address of Principal Executive Offices)		(Zip Code)

(800) 486-0503
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01Other Events

On March 11, 2016, the Board of Directors (the “Board”) of Crimson Wine Group, Ltd. (the “Company”) authorized a stock repurchase program pursuant to which the Company may repurchase up to $2,000,000 of shares of the Company’s common stock.  The repurchases will be funded by available cash.  How much common stock, if any, will be repurchased will depend on market conditions, including the price of common stock.

In furtherance of the repurchase program, on March 11, 2016, the Company adopted a stock trading plan in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) to repurchase shares of the Company’s common stock (the “10b5-1 Plan”).  Under the Company’s 10b5-1 Plan, a broker will purchase up to $2,000,000 of shares of the Company’s common stock at prevailing market prices with a maximum price per share of $9.30, but not exceeding 25% of the average daily trading volume reported for the Company’s common stock during the four calendar weeks preceding the week in which the relevant purchase is to be effected.  Transactions under the Company’s 10b5-1 Plan will be reported to the Securities and Exchange Commission in accordance with applicable securities laws, rules and regulations.

The 10b5-1 Plan adopted by the Company is intended to comply with Rule 10b5-1 of the Exchange Act and the Company’s Insider Trading and Anti-Tipping Policy, which permit issuers, officers, directors or employees who are not then in possession of material non-public information to enter into a pre-arranged plan for buying or selling Company stock under specified conditions and at specified times.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  March 17, 2016

CRIMSON WINE GROUP, LTD.

By:  /s/ Shannon B. McLaren

Name:  Shannon B. McLaren

Title:    Chief Financial Officer